UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – January 13, 2010

INTERAMERICAN GAMING, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31639	88-0436364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Yonge Street, Suite 1602
Toronto, Ontario, Canada, M5C 1T4
(Address of principal executive offices)

(416) 727 - 6326
 (Registrant’s telephone number, including area code)

3565 King Road, Suite 102
King City, Ontario, Canada, L7B 1M3
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this Current Report and in other reports and documents published by us from time to time. Any statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as we issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned to carefully read all “Risk Factors” set forth herein and not to place undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Current Report. You should read this Current Report and the documents that we reference and file or furnish as exhibits to this Current Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this Current Report, the terms “we”, “us”, “our”, the “Registrant,” “IAG” and the “Company” refer to InterAmerican Gaming Inc.

Table of Contents

	Explanatory Note	4

Item 1.01.	Entry into a Material Definitive Agreement	4

Item 2.01.	Completion of Acquisition or Disposition of Assets	5

	The Merger and Related Transactions	5

	Description Of Business	6

	Risk Factors	12

	Management's Discussion and Analysis of Financial Condition and Results of Operations	21

	Securities Ownership of Certain Beneficial Owners and Management	26

	Directors and Executive Officers	27

	Executive Compensation	29

	Certain Relationships And Related Transactions and Director Independence	31

	Market Price of and Dividends on Common Equity and Related Stockholder Matters	32

	Recent Sales of Unregistered Securities	33

	Description of Securities	34

	Indemnification of Officers and Directors	34

	Financial Statements and Supplemental Data	35

	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	35

	Financial Statements and Exhibits	35

Item 3.02.	Unregistered Sales of Equity Securities.	35

Item 4.01.	Changes in Registrant’s Certifying Accountant.	35

Item 5.01.	Changes in Control of Registrant.	35

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	36

Item 5.06.	Change in Shell Company Status.	36

Item 8.01.	Other Events	37

Item 9.01.	Financial Statements and Exhibits.	37

EXPLANATORY NOTE

InterAmerican Gaming, Inc. (the “Company”) is filing this Form 8-K as part of a process by which the Company intends to remediate a number of delinquent periodic and current reports which were not filed by the Company from the fiscal period ending March 31, 2010 until the present. It is the Company’s intention to remediate and file all of its delinquent periodic and current filings with the U.S. Securities and Exchange Commission as soon as reasonably possible.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Merger and Related Transactions

On July 7, 2011, the Company entered into a Letter of Intent, as described in Item 2.01 below, which is incorporated herein by referenced thereto. The closing date deadline as stated in the LOI was subsequently extended from August 5, 2011 to September 23, 2011.

On October 3, 2011, the Company entered into a Share Exchange Agreement, as described in Item 2.01 below, which is incorporated herein by referenced thereto.

Secured Promissory Note

On October 3, 2011, the Company and SoFit Mobile Inc. (“SoFit”, formerly NOWPHIT Operations Inc.) entered into a non-interest bearing Secured Promissory Note (“Secured Promissory Note”) dated October 3, 2011 whereby the Company promised to loan SoFit the aggregate unpaid principal amount of up to U.S. five million dollars ($5,000,000) to be draw upon in tranches. The Promissory Note shall be due and payable on or before October 3, 2016 (the “Maturity Date”). Repayment in whole or in part of the Promissory Note may be made by SoFit at any time following the date of the advance of the loan. SoFit agreed to repay any outstanding amounts owed to the Company with the first available positive cash flows from the operations on SoFit.

General Security Agreement

On October 3, 2011, the Company received a General Security Agreement (“GSA”) dated October 3, 2011 from SoFit granting the Company a security interest over all assets of SoFit until the Secured Promissory Note, dated October 3, 2011, was duly repaid in full. Collateral included all properties, fixtures, leasehold interests and intellectual property.

Deferred Share Issuance Agreement

On October 3, 2011, the Company and SoFit entered into a Deferred Share Issuance Agreement (“Deferred Share Issuance Agreement”) dated October 3, 2011 which was intended to set forth the issuance of common shares of the Company as per the Share Exchange Agreement (the “Share Exchange”) executed on October 3, 2011. In exchange for 80.1% (800,991 common shares) of SoFit, the Company plans to issue 77,800,000 fully paid common shares of the Registrant from treasury. Due to a number of re-organizational procedures to be followed by the parties to complete the Share Exchange, both parties agree that the common shares to be issued to the Shareholders of SoFit Mobile Inc. (“SoFit Vendors”) will be deferred for no longer than 270 calendar days after closing.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger and Related Transactions

On July 7, 2011, the Company entered into a Letter of Intent (“LOI”) with Wagerphone Inc. (D.B.A: Baron Group Ventures) (“BGV”), a corporation existing under the laws of Ontario, to acquire all the outstanding common shares of a to be formed company, NOWPHIT Holdings Inc. (“NP Holdings”), through the issuance of common shares of the Registrant to the shareholders of NP Holdings. NP Holdings was to be created by BGV for the purposes of holding an eighty and one tenth percent (80.1%) share in SoFit (formerly NOWPHIT Operations Inc.) a corporation existing under the laws of Ontario that has developed a proprietary personal health and fitness solution known as SoFit. It was agreed that the Closing would be on or before August 5, 2011.

On August 23, 2011, the Company and BGV agreed to extend the closing date deadline as stated in the LOI from August 5, 2011 to September 23, 2011. The Company also agreed to loan up to U.S. fifty thousand dollars ($50,000) to SoFit in order to ensure the SoFit product maintains its development schedule.

On October 3, 2011, the Company entered into a Share Exchange Agreement (“Share Exchange”) with SoFit Mobile Inc. (“SoFit”, formerly NOWPHIT Operations Inc.), Wagerphone Inc. (D.B.A: Baron Group Ventures) (“BGV”) and the Shareholders of SoFit Mobile Inc. (“SoFit Vendors”). On October 3, 2011, the Merger contemplated by the Share Exchange by and among the Registrant, SoFit, BGV and the SoFit Vendors was completed (the “Merger”). As a condition to closing, the Company issued a Secured Promissory Note to SoFit for the aggregate unpaid principal amount of up to U.S. five million dollars ($5,000,000) due on or before October 3, 2016. In return, the Company received a GSA from SoFit granting the Company a security interest over all assets of SoFit until the Secured Promissory Note was duly repaid in full.

In connection with the Merger, the Company and SoFit entered into a Deferred Share Issuance Agreement dated October 3, 2011 whereby the parties agreed to defer the issuance of the 77,800,000 fully paid common shares of the Registrant. It was agreed the shares would be issued to the SoFit Vendors from treasury no longer than 270 calendar days after closing.

Immediately prior to the completion of the Merger, the Registrant had 67,868,234 shares of common stock outstanding. As a result of the Merger, SoFit merged into the Company to become a subsidiary of the Registrant. Following the Merger, the Registrant has 145,668,234 shares of common stock outstanding which is inclusive of the 77,800,000 unissued common shares of the Registrant pursuant to the Deferred Share Issuance Agreement dated October 3, 2011.

In conjunction with the Merger, two out of the three directors and officers of IAG, John G. Simmonds (former Director, Chief Executive Officer and President) and Randy Barber (former Director), resigned from the Company, effective as of October 7, 2011. The Company replaced the Board of Directors with nominees of SoFit. Effective as of October 7, 2011, J. Graham Simmonds (a director prior to the merger) was appointed as Chairman of the Board of Directors; Gary Schwartz was appointed as Executive Vice Chairman of the Board of Directors; Marc Askenasi was appointed as Director, Chief Executive Officer and President; and Henry J. Kloepper was appointed as Director. Carrie J. Weiler remained as the Company’s Corporate Secretary.

On January 30, 2012, NOWPHIT Operations Inc. was renamed SoFit Mobile Inc. (“SoFit”), short for Social Fitness, as it was determined that such name better reflect the business of the Company’s subsidiary.

For financial purposes, the Merger represents a capital transaction of SoFit or a “reverse merger” rather than a business combination, because the sellers of SoFit effectively controlled the combined company immediately following the completion of the Merger. As such, SoFit is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a recapitalization of SoFit’s capital structure. Accordingly, the assets and liabilities and the historical operations that will be reflected in IAG’s ongoing financial statements will be those of SoFit and will be recorded at the historical cost basis of SoFit. IAG’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SoFit after consummation of the Merger. IAG's historic capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by IAG in the Merger while SoFit’s historical retained earnings will be carried forward. The historical financial statements of IAG before the Merger will be replaced with the historical financial statements of SoFit before the Merger in all future filings with the SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

DESCRIPTION OF BUSINESS

Development of Business

The Company was incorporated on September 2, 1999, in the State of Nevada as LMC Capital Corp. and was organized for the purpose of creating a corporate vehicle to locate and acquire an operating business. On December 12, 2001, the Company changed its name to K-Tronik International Corp. ("KTI").

On June 13, 2006, KTI announced it would implement a new corporate strategy focusing on horseracing track development opportunities. An agreement was signed on June 19, 2006 to buy exclusive rights for a racetrack and casino (racino) development opportunity in Saskatchewan, Canada. As part of the new strategy the Company incorporated 6584292 Canada Inc. under which it would operate the new development opportunity. On July 5, 2006, KTI changed its name to Racino Royale, Inc. to reflect its intention to engage in the business of owning or leasing race-courses and/or conduct horse-races.

On January 28, 2008, the Company acquired all of the issued and outstanding shares of InterAmerican Gaming Corp. (“InterAmerican”) a private casino management company focused on Latin America. InterAmerican provides experience in the Latin American gaming markets with specialization in implementing technology, systems and marketing programs. The Company is pursuing acquisitions of existing operations as well as developing casino projects with hotel and resort partners.

On June 19, 2008, the Company formed a new subsidiary called IAG Peru S.A.C. (“IAG Peru”) to begin to organize the development of certain Peruvian opportunities. IAG Peru is 99% owned by InterAmerican Operations Inc. and 1% by InterAmerican Gaming, Inc.

On October 20, 2008, Racino Royale, Inc. changed its name to InterAmerican Gaming, Inc. to better reflect its business direction, to invest in Latin American horseracing and gaming opportunities.

During the 2008 fiscal year, the Company was reorganized to begin developing international gaming operations. The Company leased video lottery terminal slot machines from a related party and began deploying the assets in non-owned gaming locations. In 2009, the Company installed slot machines at Fantasy Club Del Peru SA (“Fantasy”) locations, operating under various brands throughout the country: “Slot City” in Chiclayo, “Colibri Dorado” in Chincha and “Monos Dorados” in Huacho and Huaral.

During fiscal 2010, the Company made the decision to step back from gaming operations. During the second quarter the Company began moving the slot machines into storage, and by the end of the third quarter the Company no longer had machines installed in any casinos.

On August 30, 2010, the Company entered into a settlement agreement with the related party, by virtue of common officers and directors, which held the lease on the slot machines resulting in the disposition of the assets and liabilities associated with the gaming operations.

On July 7, 2011, the Company entered into a letter of intent with Baron Group Ventures ("BGV") to acquire an 80.1% interest in SoFit Mobile Inc. (formerly NOWPHIT Operations Inc.).

On October 3, 2011, the Company entered into a settlement agreement with Gamecorp Ltd. (“Gamecorp”) a related party by virtue of common officers and directors, in which the Company transferred 10,000,000 of its common shares and 100% of its shares of IAG Peru to extinguish $457,875 in liabilities.

On October 3, 2011, the Company executed a Share Exchange Agreement with SoFit and its shareholders (the “Share Exchange”) pursuant to which the Company purchased 80.1% of SoFit in exchange for 77,800,000 of the Company’s common shares valued at $240,000.

On October 21, 2011 the Company settled amounts of $106,262 owing to directors, officers and consultants with 2,500,000 common shares.

In conjunction with the signing of the Share Exchange, all of the directors and officers of IAG, excluding J. Graham Simmonds, resigned and were replaced by nominees of SoFit. As of October 7, 2011, the Board of Directors of IAG was made up of J. Graham Simmonds, Gary Schwartz, Marc Askenasi and Henry J. Kloepper. Marc Askenasi was also appointed Chief Executive Officer and President, effective as of October 7, 2011.

The officers of the Company are now as follows:

Marc Askenasi	Director, Chief Executive Officer and President
J. Graham Simmonds	Chairman & Interim Chief Financial Officer

On January 17, 2012, the Company appointed Gerald Goldberg to its Board of Directors.

On January 30, 2012, NOWPHIT Operations Inc. was renamed to SoFit Mobile Inc. (“SoFit”), short for Social Fitness, as it was determined to better reflect the business of the Company’s subsidiary.

On April 17, 2012, the Company closed an equity financing of $400,000 at a price of $0.02 per share for a total issuance of 20,000,000 shares. The equity financing was completed on a non-brokered basis and no warrants or options were issued. The proceeds of the financing are being used to advance the Company's SoFit platform and for general corporate purposes.

On June 13, 2012, the Company closed its second equity financing of $225,000 at a price of $0.03 per share for a total issuance of 7,500,000 shares. The equity financing was completed on a non-brokered basis and no warrants or options were issued. The proceeds of the financing were being used to complete commercialization of the SoFit platform, to execute SoFit’s summer 2012 launch strategy, and for general corporate purposes to update IAG’s financial reporting and accounting.

On September 30, 2012, the Company settled $4,000 in accounts payable, owing to unrelated parties with 133,333 common shares of the Company. These shares have not yet been issued.

On September 30, 2012, the Company entered into a settlement agreement with a former consultant to settle fees and expenses in the amount of $16,455 with 744,710 common shares of the Company. These shares have not yet been issued.

On October 11, 2012, Mr. John Ryan was appointed to the Board of Directors.

On October 31, 2012, two consultants of the Company exercised their options, purchasing 1,750,000 common shares and 1,442, 222 common shares at $0.02 and $0.03 respectively. The options were granted in fiscal 2012.

SoFit Mobile – Current Business

SoFit Mobile Inc. (“SoFit”) is a social gaming company that has developed software to empower individuals to track, train and compete through its platform. Registered users can earn virtual rewards, such as trophies and medals, as well as real-life rewards, such as location-based coupons and special offers. SoFit products include integrated mobile applications and complementary wireless devices that enable connectivity to the SoFit platform.

SoFit was developed to add gamification elements to the fitness industry by enabling individuals to virtually connect around the world to train and compete in both post and real-time. SoFit also provides the opportunity for organizations, marathons and other charitable events to host globally virtualized events by connecting participants to interact through the SoFit platform. Using SoFit, organizations are no longer constrained by the conventional nature of fundraising through locally hosted events. Going forward, the SoFit charity and event functionality plans to allow users to raise funds for a charity of their choice by remotely competing in athletic events from anywhere around the world in real-time.

SoFit was launched in July of 2012 and is available for mobile users to download on the Apple App Store and Google Play. SoFit’s first charitable event, Walk A Mile, was hosted in conjunction with the U.S. State Department and the International Olympic Truce Committee at the 2012 Olympic Games; a campaign that fell under Secretary of State Clinton’s 2012 Hours Against Hate Initiative.

Through organic innovations and synergistic acquisitions, SoFit intends on becoming the leading social gaming platform in the health and fitness industry.

Market Analysis

Mobile devices are rapidly becoming the primary medium for communication and access to information. The size of the global mobile application market continues to grow rapidly as total smartphone penetration increases. The rapid rise of smartphone mobile app stores has reduced the appeal for traditional music players. The number of users using smartphones as their portable music players while exercising continues to grow.

Individuals interested in improving their health and fitness often lack consistent workout routines and are limited by time and geography to participate in sporting and fundraising events that interest them. Whether working out in a gymnasium, from home, or outside, consumers need a motivational platform that promotes social interaction for the purpose of training and competing in real-time.

The mobile application industry continues to gain traction with many consumers as a replacement to personal trainers and fitness classes. Individuals are now turning to applications that provide a simple, easy user interface that can replace or complement traditional fitness methods. Using mobile applications, SoFit plans to incentivized users through interactive platforms that may help improve their health and fitness.

Competition

There are many companies who directly and indirectly compete with SoFit’s products and services. Many of these competitors have already established brands, loyal users and stable active user bases. Established brands often have access to substantial capital which provides the flexibility and necessary resources to engage in direct marketing and advertising campaigns. The mobile health and fitness industry competes with respect to brand recognition, brand loyalty, product quality, customer service, functionality, utility and price.

The health and fitness application vertical is a fragmented market with thousands of applications available for download. Many competitors tend to have a similar aesthetic appeal including color, design and user interface. A number of SoFit’s competitors focus largely on tracking and trending physical activities targeting athletes. SoFit targets the average individual who needs motivation to improve their personal health and fitness. SoFit was developed to add gamification elements to the fitness industry by enabling individuals to virtually connect around the world to train and compete in both post and real-time. With this focus, SoFit aims to stand apart from its competitors in the market place.

There are a handful of industry leaders who are competing for this market segment. SoFit is a crossover between gamification and philanthropic efforts, which provide the triggers and incentives for the every-day person to be motivated.

Another competitive market segment is the hardware products that sync up with mobile devices to track and trend data and info as you walk, run, bike or perform a number of other measurable activities. Many of these third party devices offer the ability for platforms and applications such as SoFit to integrate with it and pull data for the purpose of tracking activity.

Once fully developed, SoFit's competitive advantages will include the ability to:

●	train with users from around the world;
●	compete against users in post and real-time;
●	participate in globally hosted virtual events;
●	win virtual rewards and real-life rewards; and
●	donate to charities and fundraising events.

Sales and Marketing

SoFit plans to implement a Business-to-Business-to-Consumer (“B2B2C”) strategy by partnering with organizations, marathons and other charities to host globally virtualized events by connecting participants to interact through the SoFit platform. Capitalizing on our partner’s participants, subscribers, followers and donors, SoFit aims to increase product awareness to build on a diverse user base that may not have been exposed to SoFit. This strategy aims to retain new users introduced to SoFit over the long term through increased brand recognition, brand loyalty, product quality, and superior functionalities. Initially, it will be critical to ensure SoFit’s partners successfully host challenges, campaigns and fundraisers on our platform. As SoFit matures and the number of users and channel partners grows, we hope to become a commonplace for brands and users to convene.

Products

Product Highlights:

●	Available for iPhone and Android
●	Free to download
●	Gamification as motivation:
o	Earning points
o	Earning badges
o	Earning rewards
o	Tracking distance
o	Tracking activities
o	Tracking calories burned
●	Ability to raise money for charities
●	Challenge users
●	Host global events
●	Remote participation in events and challenges
●	Game-oriented user interface and experience
●	No dependence on third party devices
●	GPS and location based services
●	Fraud detection
●	Integrated with social media
●	API for integrations and connectivity to other platforms

The following are screen shots of the SoFit Mobile App:

The leftmost screen displays a race screen. This is where users are able to compete against their/others times and see how they are doing in a race-game type user interface. The middle screen displays the login/signup screen. Users can do so by creating a unique account or using their existing Facebook or Twitter accounts to login. The rightmost screen displays the dashboard where users can track their achievements: points, medals, activities, distance and calories burned.

The leftmost screen is the results screen. This screen displays accomplishments upon completion of an event, including: ranking, points, distance, time and calories burned. The middle screen displays a race screen, where users are able to compete against their/others times to see how they are doing in a race-game type user interface. The rightmost screen displays the “Go” screen. This screen allows users to quickly jump into a personal event (i.e. walk, run) without having to pre-establish the distance.

Intellectual Property

The Company strives to protect its intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. The Company relies primarily on service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. Despite these precautions, third parties could infringe on our brand and copy or otherwise obtain and use our technology without authorization, or develop similar technology independently.

The SoFit does not own any patents or trademarks on our technologies, names or brands, however the Company has filed trademark applications in the U.S. and Canada.

Trade-Mark Applications

SoFit filed for Trade-Mark rights to the Word Mark “SOFIT” in the U.S. with the United States Patent and Trademark Office on January 28, 2013.

SoFit filed for Trade-Mark rights to the name “SOFIT” in Canada with the Canadian Intellectual Property Office on November 21, 2012. The application was formalized on January 8, 2013. SoFit claimed it had used the name in Canada as early as July 16, 2012.

Employees

The Company currently has 4 full time employees and 2 officers. The Company’s employees are collectively responsible for software development, day-to-day operations, sales, financial reporting and financing activities based in Toronto, Ontario, Canada.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In addition to this Current Report, we are also required to file periodic reports and other information with the Securities and Exchange Commission, including quarterly reports and annual reports which include our audited financial statements. You may read and copy any reports, statements or other information we file at the Commission’s public reference facility maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00am to 3:00pm. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the Commission Internet site at http\\www.sec.gov . These filings may be inspected and copied (at prescribed rates) at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may also request a copy of our filings at no cost, by writing of telephoning us at:

110 Yonge Street, Suite 1602
Toronto, Ontario, Canada, M5C 1T4
Attention: Marc Askenasi
(416) 727-6326

RISK FACTORS

In addition to other information in this Current Report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Company’s ability to continue as a going concern is dependent on the ability to further implement its business plan, raise capital, and generate revenues.

The time required for the Company to become profitable from operations is highly uncertain, and the Company cannot assure you that it will achieve or sustain operating profitability or generate sufficient cash flow to meet its planned capital expenditures. If required, the Company’s ability to obtain additional financing from other sources also depends on many factors beyond its control, including the state of the capital markets and the prospects for its business. The necessary additional financing may not be available to the Company or may be available only on terms that would result in further dilution to the current owners of its common stock.

The Company cannot assure that it will generate sufficient cash flow from operations or obtain additional financing to meet its obligations. Should any of these events not occur, its financial condition will be adversely affected.

Company’s new line of business has a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales as of yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote, develop and sell our products. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall or product development cost overruns, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	competition;
●	ability to anticipate and adapt to a competitive market;
●	ability to effectively manage expanding operations;
●	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

Dependence on our management, without whose services, the Company's business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while the raising of capital through a sale of equity securities would dilute existing shareholders' percentage of ownership.

Our available capital resources may not be adequate to fund our working capital requirements. Any shortage of capital could affect our ability to fund our working capital requirements to sustain operations. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations.

The Company does not presently have a traditional credit facility with a financial institution which could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our success is substantially dependent on general economic conditions and business trends, particularly concerning the demand for socially disruptive technologies, specifically mobile health and fitness products. A downturn of which could adversely affect our operations.

The success of our operations depends to a significant extent upon a number of factors relating to personal and business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to purchase and use our products in the future. An overall decline in the demand for mobile health and fitness products could cause a reduction in our sales and the Company could face a situation where it is unable to achieve sales and thereby be forced to cease operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with 4 employees. It is anticipated that further expansions will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind their purchase of the securities if they so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorney’s fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $18,000 per month. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ additional accounting staff as our operations ramp up. We have appointed an outside director as Audit Chair, however there is no guarantee that actions undertaken by the Audit Committee will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not intend to pay cash dividends in the foreseeable future.

The Company currently intends to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

The Company will be reorganized as a start-up.

The Company is reorganizing to engage in a new and different business. If successful, of which there is no assurance, the newly reorganized business, will still be deemed to be a start-up company. The Company expects to incur significant operating expenses to bring IAG products to the market, and there can be no assurance that the Company will be able to validate and market products in the future that will generate revenues or that any revenues generated will be sufficient to become profitable or thereafter maintain profitability.

A lack of diversification will increase the risk of an investment in the Company. Results of operations and financial condition may deteriorate if the Company fails to diversify.

The Company’s new business focus will initially be in the mobile health and fitness industry as developer to the consumer goods market. Larger companies have the ability to manage their risk by diversification. However, the Company lacks diversification, in terms of both the nature and geographic scope. As a result, the Company will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than if the Company were more diversified, enhancing the risk profile. If the Company cannot diversify or expand operations, our financial condition and results of operations could deteriorate.

The Company’s business is particularly dependent on the market for mobile fitness products.

A growth in the demand for mobile fitness products will be essential to the expansion of the Company’s business. Results of operations may be adversely affected by decreases in the general level of economic activity and the demand for mobile fitness products and socially disruptive technologies. Decreases in consumer spending that may result from the current global economic downturn may weaken demand for the Company’s products.

The market for mobile fitness products is relatively new and emerging. If the market develops more slowly or differently than the Company expects, the business, growth prospects and financial condition would be adversely affected.

The market for mobile fitness products is relatively new and many may not achieve or sustain high levels of demand and market acceptance. The can be no assurance that mobile fitness products will become widely adopted, or the market for the Company’s products develop as expected. If the market for mobile fitness products develops more slowly, or differently than expected, the business, growth prospects and financial condition would be adversely affected. In addition, if the Company fails to successfully market, brand and bring the products to market, the business could face material adverse effects.

The Company’s products and services are based on new and unproved technologies and are subject to the risks of failure inherent in the development of new products and services.

Because our mobile application products and services are and will be based on new technologies, they are subject to risks of failure that are particular to new technologies, including the possibility that:

●	our new approaches will not result in any products or services that gain market acceptance;
●	our products and services may unfavorably interact with other types of commonly used applications and services, this restricting the circumstances in which they may be used;
●	proprietary rights of third parties may preclude us from marketing a new product or service; or
●	third parties may market superior or more cost-efficient products or services.

As a result, the Company’s activities may not result in any commercially viable products or services, which would harm our sales, revenue and financial condition.

The Company’s market is subject to rapid technological change and, to compete, we must continually enhance our products and services.

The Company must continue to enhance and improve the performance, functionality and reliability of our products and services. The software and electronic commerce industries are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. Since the launch of SoFit, we have discovered that some of our customers desire and would benefit from additional performance, different functionality and increased intuitiveness in regards to the user experience which are not currently offered by our products. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing products and services, develop new products and services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

The Company may face intense competition and expects competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

There are many companies who will compete directly with our products and services. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours. Additionally, there are not significant barriers to entry in our industry and new companies and/or products may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

The market for the Company’s products is very competitive and subject to rapid technological change. There can be no assurance that the Company will be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. The mobile health and fitness industry competes with respect to brand recognition, brand loyalty, product quality, customer service, functionality, utility and price. Market disruption will be caused when new products or brands are able to differentiate from the market. Failure to maintain and enhance the Company’s competitive position could materially adversely affect the business and prospects.

The Company is dependent on its Directors to manage and operate the business.

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to maintain its daily operations. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain the future development of the business. In part, the Company’s success is largely dependent on the continued service of the members of the management team, who are critical in establishing corporate strategies, focus and future growth. The Company’s success will depend on the ability to attract and retain a qualified and competent management team in order to manage operations. Therefore, the Company’s operations may be severely disrupted, and may incur additional expenses to recruit and retain new officers. In addition, if any of the Company’s executives join a competitor or forms a competing business, the Company may lose existing customers.

Management has no experience in the mobile fitness industry.

The Company’s management team has no experience in the mobile fitness industry, which could impair the Company’s ability to market its products. There can be no assurance that the management team will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased competition in the industry. Failure to do so or comply with changing laws and regulations could lead to the inability of the Company to deliver and market its products, resulting in the deterioration of the Company’s operations or the imposition of fines and penalties.

Major network failures could have an adverse material effect on our business.

Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber attacks or other breaches of network or information technology security that affect third-party networks, transport facilities, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers; which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

If the Company were to experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of customers or impair the Company’s ability to attract new customers, which in turn could have a material adverse effect on our business prospects, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which the Company has less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

Defects in our mobile applications may adversely affect our business.

Tools, code, subroutines and processes contained within our applications may contain defects when introduced and also when updates and new versions are released. The Company’s introduction of applications with defects or quality problems may result in: adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of the Company’s products or claims by customers or others against the Company. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operation.

Concerns about health risks associated with wireless equipment may reduce the demand for the Company’s products and services.

Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. The actual or perceived risk of mobile communications devices could adversely affect the Company through a reduction in mobile communication device users, thereby reducing base of potential users for our products and services.

The Company may be subject to litigation in the ordinary course of business.

From time to time, the Company may be subject to various legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management's attention and resources. As the number of product and service offerings in the Company’s market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also may require the Company to enter into royalty or license agreements. If required, the Company may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us. There can be no assurance that the outcome of future litigation, if any, will not have a material adverse effect on the business, results of operations and financial condition.

The Company may not be able to adequately protect or enforce our proprietary technologies, and our competitors may be able to offer similar products and services that could harm our competitive advantage.

The Company’s success depends upon our proprietary technologies, particularly the protection of our trade secrets, copyrights, trademarks, trade dress, domain names and other product rights. The Company strives to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. The Company relies primarily on service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, the Company enters into non-disclosure agreements with our employees, consultants and business prospects in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. Despite these precautions, third parties could infringe on our brand and copy or otherwise obtain and use our technology without authorization, or develop similar technology independently.

We do not own any patents or trademarks on our technologies or brands, however the Company has filed trademark applications in the U.S. and Canada. There can be no assurance that the company will be successful in its registration efforts, and until such time (if ever) the Company is at risk of third parties infringing on our brand. In addition, there can be no assurance that the protection of or proprietary rights will be adequate or that our competitors will not independently develop similar technologies, duplicate our products and services, or design around any intellectual property rights we may hold in the future.

The Company is seeking to protect our trademarks, patents and domain names in an increasing number of jurisdictions, a process that is expensive and time-consuming and may not be successful or which we may not pursue in every location. We may, over time, increase our investment in protecting our innovations through increased patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced. The Leahy-Smith America Invents Act (“the Leahy-Smith Act”), was adopted in September 2011. The Leahy-Smith Act includes a number of significant changes to United States patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The United States Patent and Trademark Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act will not become effective until up to 18 months after its enactment. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could harm our business.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

The Company may become subject to governmental regulation and legal uncertainties that could reduce demand for the Company’s products and services or increase the cost of doing business, thereby adversely affecting the Company’s financial results.

The Company is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as:

●	user privacy;
●	taxation;
●	right to access personal data;
●	copyrights;
●	distribution; and
●	characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. The vast majority of these laws were adopted prior to the broad commercial use of mobile applications and related technologies. As a result, they do not contemplate or address the unique issues raised by mobile applications and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

If a recession were to occur, it may have a material adverse effect on the Company.

Many economists are now predicting that the United States and, possibly, the global economy, may enter into a deeper recession as a result of the credit crisis and a variety of other factors. If a deeper recession were to occur, lifestyle product distributors would likely experience a decline in sales. As a result, if a recession were to occur, it would likely have a material adverse effect upon the business, operating results and financial condition.

Fluctuations in the value of foreign currencies could result in increased costs and operating expenses which could adversely affect our business.

For our projected international operations, the local currency will be designated as the functional currency. Accordingly, assets and liabilities must be translated into U.S. Dollars at year-end exchange rates, and revenues and expenses will be translated at average exchange rates prevailing during the year. Fluctuations in the value of other currencies in which we may generate revenues or incur costs may be difficult to predict and could cause us to incur currency exchange losses. Receivables and liabilities in currencies other than the functional currency could also move adversely to us from the date of accrual by us to the date of actual settlement of receivables or liabilities in a currency other than the functional currency. A disparity between the accrual and settlement amounts due to currency exchange costs could have a material adverse affect on our business. We cannot predict the effect of exchange rate fluctuations on our future operating results. Future fluctuations in currency exchange rates could materially and adversely affect our business.

Certain governments with whom we may do business may impose restrictions over the conversion of their currencies into U.S. dollars or other foreign currencies. There can be no assurance that we will be able to convert foreign revenues into U.S. dollars for repatriation and this may adversely affect our business.

If the Company is no longer able to distribute our applications through the Apple App Store and/or Google Play, it may have a material adverse effect on the Company.

The Company currently distributes its applications through a limited number of online stores that compete in a highly monopolized and self-regulated market. The Company is substantially dependent on both the Apple App Store and Google Play to distribute/sell its applications and products. If either marketplace that the Company currently relies upon to distribute its products were to shut down, in part or in whole, or the Company was prevented from distributing its products through its current means, the Company could experience significant disruptions in its services that may negatively impact the Company. The Apple App Store, owned by Apple Inc., is the only marketplace whereby customers can access “Apple Approved” applications and content. Google Play, owned by Google Inc., is the largest global marketplace for Android applications, an open source platform. Changes in business conditions, wars, governmental changes and other factors beyond the Company’s control which are not presently anticipated, could affect Apple App Store and/or Google Play’s ability to meet the Company’s needs. In the event that the Company is no longer able to distribute/sell its applications and products through an online marketplace, it would likely have a material adverse on our business, prospects, results of operations and financial condition.

RISKS RELATED TO OUR COMMON STOCK

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading. Therefore, investors may be unable to liquidate their investments in our common stock.

The Company’s securities are currently is listed for trading on the OTC Pink Sheets under the symbol "IAGM." The market for the Company’s common stock has been sporadic and there have been long periods during which there were few, if any, transactions in the common stock and no reported quotations. The Company’s offerings have only been available to accredited investors. The Company's stock has not been approved for trading on any exchange and the Company has not contacted any market makers about applying on behalf of the Company. Therefore, there has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on an exchange, there can be no assurance as to the prices at which our common stock will trade if a trading market develops. Until an orderly market develops, (if ever) in our common stock, or that a regular trading market can be sustained, there can be no assurance that investors will be able to liquidate their investments.

Our common stock is subject to the Penny Stock Regulations.

Once it commences trading (if ever) our common stock could be subject to the SEC's "penny stock" rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no "market price" and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations.

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including: market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy, and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

There is currently no public market for the securities of the Company, and no assurance can be given that a market will develop or that an investor will be able to liquidate his investment without considerable delay, if at all.

There is no predictable method by which investors in the securities of the Company shall be able to realize any gain or return on their investment in the Company, or shall be able to recover all or any substantial portion of the value of their investment. Consequently, should the investor suffer a change in circumstances arising from an event not contemplated at the time of his investment, and should the investor therefore wish to transfer the common stock owned by him, he may find he has only a limited or no ability to transfer or market the common stock. Accordingly, purchasers of the common stock need to be prepared to bear the economic risk of their investment for an indefinite period of time. If a market should develop, the price may be highly volatile. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities of the Company. Owing to what may be expected to be the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Even if an investor finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

The Company has no agreement with any securities broker or dealer that is a member of the National Association of Securities Dealers, Inc., to act as a market maker for the Company’s securities.

Should the Company fail to obtain one or more market makers for the Company’s securities, the trading level and price of the Company’s securities will be materially and adversely affected. Should the Company happen to obtain only one market maker for the Company’s securities, the market maker would in effect dominate and control the market for such securities.

A significant percent of the Company’s common stock is owned by insiders of the Company.

Of the currently issued and outstanding shares of common stock of the Company, approximately 70,384,140 shares (approximately 39.6% of the total number of shares outstanding) are owned by, or are under the direct or indirect control of Company insiders. That number of shares is enough to dominate and control the price and trading volume in the Company’s securities. Because those shares are controlled by such a limited number of persons, selling decisions can be expected to have a substantial impact upon (or “overhang” over) the market, if any, for the common stock. Any sale of a large number of shares over a short period of time could significantly depress the market price of the common stock.

Additional stock issuances by the Company may dilute investor’s ownership in the Company’s common stock, which could be materially adverse to the value of our common stock.

The board of directors of the Company has authority to issue authorized but un-issued common stock without the consent or vote of the stockholders of the Company. The issuance of these shares may dilute the interests of investors in the securities of the Company and will reduce their proportionate ownership and voting power in the Company.  The Company may sell shares of common stock to raise funds to support the Company’s plan of operation. The Company also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of SoFit Mobile Inc., (“SoFit”, formerly NOWPHIT Operations Inc.) for the period from inception on January 22, 2010 to September 30, 2011. The financial statements of SoFit were prepared and presented in accordance with United States generally accepted accounting principles and are expressed in U.S. Dollars. The information and financial data discussed below is only a summary and should be read in conjunction with the financial statements and related notes of SoFit contained elsewhere in this Current Report, which fully represent the financial condition and operations of SoFit but which are not necessarily indicative of future performance. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Current Report.

All amounts within this Management’s Discussion and Analysis are expressed in U.S. Dollars unless otherwise noted.

The following discussion and analysis relates to the results of SoFit only and should be read in conjunction with the financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K. Please see our unaudited pro forma combined financial information of InterAmerican and its subsidiaries filed elsewhere in this Current Report. For a discussion and analysis related to the results of InterAmerican, please see our Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on March 1, 2013.

Overview

SoFit Mobile Inc. (“SoFit”) was incorporated as Baron Group Solutions Inc. under the laws of the Province of Ontario, Canada on January 22, 2010.  Baron Group Solutions Inc. changed its name to NOWPHIT Operations Inc. on August 15, 2011 and then to SoFit Mobile Inc. on January 30, 2012.  The registered office of SoFit is located at 955 Queen Street West, Suite 955, Toronto, Ontario, Canada M6J 3X5.

SoFit is a social gaming platform that empowers athletes and individuals to track, train and compete through the SoFit platform. Registered users can earn virtual rewards, such as trophies and medals, as well as real-life rewards, such as location-based coupons and special offers. SoFit products include integrated mobile applications and complementary wireless devices that enable connectivity to the SoFit platform.

SoFit is in the development stage as defined by Accounting Standards Codification subtopic 915-10 Development stage Entities (“ASC 915-10”).  As of the date of these financial statements, SoFit has not earned any revenue, has working capital of $12,625 and an accumulated deficit of $24,088.  For the period from January 22, 2010 (date of inception) through September 30, 2011, SoFit has accumulated losses of $24,088.  Until such time that SoFit generates sales, it will continue to operate at a loss. These conditions raise substantial doubt about SoFit's ability to continue as a going concern. SoFit has been financed by its shareholders and third party lenders to meet its obligations.  SoFit plans to begin earning revenue in the near future and generate profits to mitigate the above negative indicators.

Subsequent to September 30, 2011, the SoFit closed a reverse merger with InterAmerican Gaming Inc. (“InterAmerican”) (a SEC registered public shell company) whereby 800,991 of the 1,000,000 issued and outstanding common shares of SoFit were acquired by InterAmerican in exchange for 77,800,000 common shares of InterAmerican.

Critical Accounting Policies

The accounting policies of SoFit are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant:

Development Stage Company

SoFit complies with the FASB Accounting Standards Codification (ASC) Topic 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of SoFit as development stage.

Foreign Currency Translation

SoFit maintains its books and records in Canadian Dollars and SoFit’s financial statements are converted to U.S. Dollars. The translation method used is the current rate method. Under the current rate method all assets and liabilities are translated at the current rate, stockholders’ equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the reporting period. Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in Accumulated Other Comprehensive Income (Loss).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates, and such differences could be material.

Cash and Cash Equivalents

SoFit considers all highly liquid investments with an initial maturity date of three months or less and money market accounts to be cash equivalents.

Research and Development Cost

Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognised in the income statement when it is incurred.

Expenditure on development activities, where research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalised if the product or process is technically and commercially feasible. The expenditure capitalised includes the cost of materials and direct labour. Other development expenditure is recognised in the income statement as an expense is incurred. Capitalised development expenditure is stated at cost less accumulated amortisation and impairment losses.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, sundry assets, due to and due from related parties, bank overdraft and accounts payable approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that SoFit is not exposed to significant interest, currency or credit risk arising from these financial instruments.

Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is determined based upon assumptions that market participants would use in pricing an asset or liability. Fair value measurements are rated on a three-tier hierarchy as follows:

● Level 1 inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets;

● Level 2 inputs: Inputs, other than quoted prices included in Level 1 that are observable either directly or indirectly; and

● Level 3 inputs: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

Income Taxes

SoFit follows FASB ASC 740 (prior authoritative literature, SFAS No. 109, “Accounting for Income Taxes”) which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Earnings (Loss) Per Share

SoFit reports basic earnings (loss) per share in accordance with FASB ASC 260 (prior authoritative literature, SFAS No. 128, “Earnings Per Share”). Basic earnings (loss) per share is computed using the weighted average number of shares outstanding during the year. Diluted earnings per share include the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares. Diluted loss per share is not presented if the results would be “anti-dilutive”.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

Going Concern

The financial statements included in our filings have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of our company as a going concern. SoFit’s ability to continue as a going concern is dependent on the ability to further implement its business plan, raise capital, and generate revenues. Management recognizes that SoFit must generate additional resources and that it must successfully implement its business plan and achieves profitable operations. SoFit cannot assure that it will be successful in any of these activities. Should any of these events not occur, its financial condition will be adversely affected.

Results of Operations from inception (January 22, 2010) to September 30, 2011

Revenues

From the date of inception (January 22, 2010) to September 30, 2011, SoFit did not generate any revenues.

Expenses

SoFit incurred general and administrative expense of $10,551, and research and development expense of $13,537 during the period leading to a net loss of $24,088. All of the expenses were incurred during the year ended September 30, 2011.

SoFit also incurred a foreign exchange translation adjustment for the period of negative $933 netting a comprehensive loss of $25,021.

Liquidity and Capital Resources

As of September 30, 2010

As at September 30, 2010 we had total assets of $31 consisting of cash and we had total liabilities of $31 consisting of amounts due to a related party.

At September 30, 2011, SoFit had nil working capital and no retained earnings.

As of September 30, 2011

As at September 30, 2011, SoFit had total assets of $21,267 consisting of HST receivable of $1,452 and amounts due from related parties of $19,815. SoFit also had total liabilities of $8,642 consisting of a bank overdraft of $3 and accounts payable of $8,639.

At September 30, 2011, SoFit had working capital of $12,625 and an accumulated deficit of ($24,088).

For the period from Inception (January 22, 2010) to September 30, 2010

Net cash flow from operating activities

From the date of inception to September 30, 2011, SoFit used $16,901 in operating activities to fund administrative and research and development activities. This amount can be fully attributed to the year ended September 30, 2011. No cash was used in or provided by operating activities in the year ended September 30, 2010.

Net cash flow from financing activities

Net cash provided by financing activities for the period from date of inception to September 30, 2011 was $17,865; this was primarily provided by proceeds received from the issuance of shares less amounts advanced to related parties. Included in this amount is $31 provided from a related party in the year ended September 30, 2010. The remainder of the amount can be attributed to the year ended September 30, 2011.

Satisfaction of Our Cash Obligations for the Next 12 Months

Based on SoFit’s current monthly expenses, cash and cash equivalents on hand at September 30, 2011 was not sufficient to meet the anticipated cash requirements for operations, funding our growth plans and repayment of debt obligations. As a result, SoFit completed two private placements in fiscal 2012 and intends to continue to raise additional funds either through issuance of notes payable or the sale of its shares. No assurances can be made that these funds will be available on a timely basis or on terms acceptable to SoFit.

Related Party Transactions

Periodically, SoFit advances funds and pays expenses on behalf of related parties and funds are advanced and expenses are paid by related parties on behalf of SoFit. These transactions result in non-interest bearing payables or receivables to related parties and are unsecured and do not have any specific repayment terms.

Amounts due (to)/from related parties re:

	September 30, 2011	September 30, 2010

Entities with common directors and /or officers	$9,272	$(31)
Officers and directors	10,543	-
Total	$19,815	$(31)

Share Capital
SoFit is authorized to issue an unlimited number of shares of common stock with no par value. At September 30, 2010 and September 30, 2011, SoFit had 936,757 and 1,000,000 common shares issued and outstanding respectively.

During the twelve months ended September 30, 2011 SoFit issued 63,243 common shares for cash proceeds of $37,646. During the twelve months ended September 30, 2010, SoFit issued 936,757 common shares at $0.001 per share to the founders of SoFit for a subscription receivable of $879.

SoFit is authorized to issue an unlimited number of preferred shares. At September 30, 2011 and 2010 no preferred shares had been issued.

Off-Balance Sheet Arrangements

We have no off balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

None.

DESCRIPTION OF PROPERTY

Offices

The Company maintains an office at 110 Yonge Street, Suite 1602, Toronto, Ontario, Canada, M5C 1T4. The Company does not pay rent for the use of these facilities. The Company’s telephone number is (416) 727 - 6326. The Company’s website is www.interamericangaming.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of April 5, 2013 by:
● all of our directors and executive officers, individually;
● all of our directors and executive officers, as a group; and
● all persons who beneficially owned more than 5% of our outstanding common stock.

The following persons (including any group as defined in Regulation S-K, Section 228.403) are known to the Company, as the issuer, to be beneficial owner of more than five percent (5%) of any class of the said issuers voting securities.

To our knowledge, none of the shares listed below are held under a voting trust or similar agreement.  To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Number of Common Shares	Percentage Owned
Marc Askenasi	56,370,260	31.7%
J. Graham Simmonds	850,000	0.5%
Gerald Goldberg	2,150,000	1.2%
Gary Schwartz	5,803,880	3.3%
Henry J. Kloepper	1,000,000	0.6%
John Ryan	3,360,000	1.9%
Carrie J. Weiler	850,000	0.5%
Directors and Executive Officers as a group	70,384,140	39.6%

(1)	This table is based upon 177,961,567 shares issued and outstanding as of April 5, 2013.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3)
To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person.

(4)	Officers and Directors as a group includes Marc Askenasi, J. Graham Simmonds, Gerald Goldberg, Gary Schwartz, Henry J. Kloepper, John Ryan and Carrie J. Weiler.
(5)	The mailing address of each of the individuals and entities listed above is c/o InterAmerican Gaming Inc., 110 Yonge Street, Toronto, Ontario, Canada, M5C 1T4.

DIRECTORS AND EXECUTIVE OFFICERS

In conjunction with the Merger, two out of the three directors and officers of IAG, John G. Simmonds (former Director, Chief Executive Officer and President) and Randy Barber (former Director), resigned from the Company, effective as of October 7, 2011. The Company replaced the Board of Directors with nominees of SoFit. Effective as of October 7, 2011, J. Graham Simmonds (a director prior to the merger) was appointed as Chairman of the Board of Directors; Gary Schwartz was appointed as Executive Vice Chairman of the Board of Directors; Marc Askenasi was appointed as Director, Chief Executive Officer and President; and Henry J. Kloepper was appointed as Director. Carrie J. Weiler remained as the Company’s Corporate Secretary.

The Directors and Executive Officers of the Company are now as follows:

Name	Age	Position
J. Graham Simmonds	39	Chairman of the Board of Directors and Interim Chief Financial Officer
Gary Schwartz	48	Executive Vice Chairman of the Board of Directors
Gerald Goldberg	69	Director, Audit and Corporate Governance Committee Chairman
Henry J. Kloepper	63	Director and Compensation Committee Chairman
Marc Askenasi	31	Director, Chief Executive Officer and President
John Ryan	59	Director
Carrie J. Weiler	53	Corporate Secretary

Graham Simmonds (Chairman of the Board of Directors and Interim Chief Financial Officer)

Mr. Simmonds served as a Director prior to the Merger and was elected as Chairman of the Board of Directors on October 7, 2011 and is also currently the Interim Chief Financial Officer. Mr. Simmonds has over 15 years of experience in public company management and business development projects within both the gaming and technology sectors. Mr. Simmonds is licensed and/or registered with a number of horse racing and gaming commissions in the United States and Canada. Mr. Simmonds developed and launched the first in-home digital video horseracing service in North America and is a previous Director and partner in eBet Technologies Inc., a licensed ADW operator and software developer for the online horse racing industry in the United States. He is also the founder, President and CEO of Baymount Incorporated, an innovative wagering products and horseracing properties developer and; Director and CEO of Gilla Inc., an electronic cigarette distributor in North America; and Chairman and CEO of DealNet Capital Corp., a merchant banking company focused on Business Process Outsourcing (BPO) and Consumer Financing.

We believe Mr. Simmonds is well-qualified to serve as the Chairman of the Board of Directors due to his public company experience, operational experience and business contacts.

Gary Schwartz (Executive Vice Chairman of the Board of Directors)

Mr. Schwartz has served as a Director of the Company since October 7, 2011 and is currently the Executive Vice Chairman of the Board of Directors. Mr. Schwartz is the founder, President, and CEO of Impact Mobile, a leader in providing end-to-end mobile marketing technology solutions. Mr. Schwartz founded Impact Mobile in 2002 after having worked in the information technology and telecommunications industries for over 20 years. Over the past 9 years, Mr. Schwartz has played a leadership role in the mobile industry, running the first cross-carrier short code campaign in North America. Mr. Schwartz founded the mobile committee for the Interactive Advertising Bureau (IAB) in 2006 and has worked to publish literature such as the Mobile Buyer’s Guide helping extend the digital buy into mobile – for which he received an IAB award for industry excellence in 2009. In 2007, Mr. Schwartz began work to help establish a joint task force between the Mobile Marketing Association (MMA) and the IAB with the aid of the Media Rating Council (MRC) to develop global, auditable mobile measurement standards. In 2010, Mr. Schwartz was elected as the Chair of Mobile Entertainment Form (MEF) North America with a remit to develop a mobile commerce practice to service brands, retailers and content owners – for which he received a MEF award for industry excellence. In 2011, in partnership with MEF and a number of industry groups including the X9 security standards body, Mr. Schwartz is working to develop m-commerce security and privacy guidelines. Mr. Schwartz is an honors graduate from Columbia University and the Stanford University Center in Tokyo. He is the recipient of the Macromedia People Choice Award as well as the Dodge Foundation award for innovation. Mr. Schwartz is the author of The Impulse Economy: Understanding Mobile Shoppers and What Makes Them Buy.

We believe Mr. Schwartz is well-qualified to serve as Executive Vice Chairman of the Board of Directors due to his mobile industry experience, operational experience and business contacts.

Gerry Goldberg (Director, Audit and Corporate Governance Committee Chairman)

Mr. Goldberg has served as a Director of the Company since January 17, 2012 and is currently the Audit and Corporate Governance Committee Chairman. Mr. Goldberg is currently a partner at Schwartz Levitsky Feldman LLP and is head of SLF’s Public Company group, which specializes in servicing both domestic and foreign companies listed on US and Canadian stock exchanges. Mr. Goldberg has experience in advising/assisting businesses in securing both traditional and innovative forms of financing. He has industry expertise in the service, distribution, retail, high-tech, real estate, not-for-profit and manufacturing sectors, with a strong emphasis on taxation and business advisory services. Prior to joining SLF in 1992, Mr. Goldberg was a partner for over 10 years at Grant Thornton LLP.

We believe Mr. Goldberg is well-qualified to serve as a member of the Board of Directors due to his public company experience as well as his experience in financial reporting for public companies, development of internal corporate controls and procedures, and business contacts.

Henry J. Kloepper (Director and Compensation Committee Chairman)

Mr. Kloepper has served as a Director of the Company since October 7, 2011 and is currently the Compensation Committee Chairman. Mr. Kloepper is a leading financier and has been involved in investment banking and corporate finance for over 30 years. He brings a rounded knowledge of the capital markets, strategic growth, and investments. Mr. Kloepper is currently CEO of Houston Lake Mining Inc. and a Director of Avieya Communications. Mr. Kloepper was previously a Director and President of Mogul Energy International Inc. and has held executive positions with Award Capital, JP Morgan, Citibank, Bank of America, and North American Trust in the US, Canada, and Europe.

We believe Mr. Kloepper is well-qualified to serve as a member of the Board of Directors due to his public company experience, financial markets knowledge and business contacts.

Marc Askenasi (Director, Chief Executive Officer and President)

Mr. Askenasi has served as Director, Chief Executive Officer and President of the Company since October 7, 2011. Mr. Askenasi was the founder, President, and CEO of Function Mobile, an innovative mobile gaming solutions provider with past operations in both North America and Latin America. Founded in 2007, Mr. Askenasi led the development, launch, and strategic direction of Function Mobile’s robust gaming platform. In 2009, Mr. Askenasi orchestrated a successful exit for Function Mobile’s investors. Mr. Askenasi is also the founder of Baron Group Ventures, a corporation that provides consulting and innovate support to the technology sector. In 2010, Mr. Askenasi led all innovation, branding, and product development initiatives for Vital Hub, a technology healthcare company, created in partnership with Mount Sinai Hospital in Toronto, that provides healthcare professionals more efficient access to patient information through mobile applications. Mr. Askenasi graduated with honors from McGill University, where he focused on industrial relations, management, economics, and sociology.

We believe Mr. Askenasi is well-qualified to serve as a member of the Board of Directors due to his experience in product development and his business contacts.

John Ryan (Director)

Mr. Ryan has served as a Director of the Company since October 11, 2012. Mr. Ryan is a professional accountant with over 30 years of management experience in various industries. Mr. Ryan is currently President of Nichange Enterprises Ltd., a company that provides financial consulting services to corporate and individual clients. Mr. Ryan is also President of Spruce Ridge Resources Ltd., CEO of Golden Dory Resources Corp. and CEO of Metalore Resources Ltd. Furthermore, Mr. Ryan serves on the boards of several publicly listed companies.

We believe Mr. Ryan is well-qualified to serve as a member of the Board of Directors due to his public company experience and business contacts.

Carrie J. Weiler (Corporate Secretary)

Mrs. Weiler has over 25 years of experience in public company management. She provides corporate secretarial services and administration to several publically listed companies in the United States and Canada. Mrs. Weiler is a member of the Canadian Society of Corporate Secretaries.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as our Chief Executive Officer and each of the four most highly-compensated executive officers who earned a total annual salary and bonuses that exceeded $100,000 in any of the three preceding three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual			Long-Term Compensation
		Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Stock Option Awards ($)	Securities underlying options/ SARS (#)	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation ($)
John G. Simmonds (former Chief Executive Officer)	2011	0	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

None.

Option grants

The Company made no option grants in 2011 and there are no outstanding options held by any member of our management.

Employment Agreements

Our Chief Executive Officer and President, Mr. Marc Askenasi, is compensated $15,000 per month for services provided to the Company and its subsidiary pursuant to the terms of a consulting agreement.  Our Interim Chief Financial Officer, Mr. J. Graham Simmonds, is compensated CDN $2,500 per month pursuant to the terms of a consulting agreement with the Company.

Compensation of Directors

The Company compensates it directors with a monthly retainer of $1,500. The Chairman of the Board, Executive Vice Chairman and Chair of Audit receive an additional monthly retainer of $1,000 for a total of $2,500 per month.  All amounts payable to Directors in fiscal 2012 were accrued and remain outstanding, the amounts are recorded in “Due to related parties” on the balance sheet.

Board of Directors and Corporate Governance

Information concerning the Audit Committee maintained by the Board of Directors is set forth below.

The Board held one meeting during the 2011 fiscal year and four meetings during the 2012 fiscal year, including taking action by consent pursuant to the laws of the State of Nevada. Not all directors attended 100% of the Board meetings while serving as such director, and not all directors attended 100% of all committee meetings on which he served as a committee member.

The Company’s Board has three standing committees, Audit Committee, Corporate Governance Committee and Compensation Committee.  The Audit Committee and Corporate Governance Committee consist of Gerald Goldberg, J. Graham Simmonds and Henry J. Kloepper.  The Compensation Committee consists of Henry J. Kloepper, Gerald Goldberg, J. Graham Simmonds and Gary Schwartz.

The Audit Committee held no meetings during fiscal 2011 or 2012. The Audit Committee, among other things, recommends our independent auditors, reviews our financial statements, reports and recommendations regarding the adequacy of internal accounting controls made by the independent auditors and considers such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention.

The Company’s Audit Committee is supposed to be composed of outside directors who are not officers or employees of the Company or its subsidiaries. The Audit Committee at this time is composed of two independent directors. In the opinion of the Board an “independent” is defined under current standards of the American Stock Exchange (including the heightened independence requirements of audit committee members), these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as member of this committee.

AUDIT COMMITTEE

Gerald Goldberg
Henry J. Kloepper
J. Graham Simmonds

The Compensation Committee was formed in 2012 and as such did not hold any meetings in fiscal 2011 or 2012. The Compensation Committee consists of two non-employee directors, Mr. Kloepper and Mr. Goldberg.  The Compensation Committee has the responsibility for allocation of cash compensation and stock options to senior executive officers of the Company.

The entire Board regularly reviews the Compensation Committee decisions relating to executive compensation.  The Company’s executive compensation policies, as endorsed by the Compensation Committee, have been designed to provide a balanced compensation program that will assist the Company in its efforts to attract, motivate and retain talented executives who the Compensation Committee and senior management believe are important to the long-term financial success of the Company.

COMPENSATION COMMITTEE

Henry J. Kloepper
Gerald Goldberg
J. Graham Simmonds
Gary Schwartz

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or senior officers of the Company and no associate of any of the directors or senior officers of the Company was indebted to the Company during the financial period ended September 30, 2011 and 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

The Company’s Board of Directors reviews the relationships that each director has with us and other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of American Stock Exchange Company Guide, Part I Section 121, and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be Independent Directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with us and our subsidiaries; their relationships with management and other directors; the relationships their current and former employers have with us and our subsidiaries; and the relationships between us and other companies on which our board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that two of the five directors are considered “independent” as defined by American Stock Exchange Company Guide, Part I Section 121, all applicable rules and regulations of the SEC, and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. Independent members of our Board of Directors will meet in executive session without management present, and are scheduled to do so at least two times per year. The Board of Directors will designate an appropriate individual as the presiding director for these meetings.

LEGAL PROCEEDINGS

On December 18, 2009, the Company’s former wholly owned subsidiary IAG Peru S.A.C. was served a labor claim for $78,750 (plus expenses) by a former general manager.  The claim is for unpaid consulting fees, other stock based compensation, bonuses, vacation pay and other employee benefits.  The dispute involves the start date of employment and the Company believes it has fully accrued for the potential loss in the normal course during fiscal 2009.  The amount was recorded in accounts payable on the balance sheet.

The Company is not currently involved in any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of Registrant’s Common Equity

Our Common Stock currently is listed for trading on the OTC Pink Sheets under the symbol "IAGM."  The following table sets forth for the periods indicated the range of high and low closing bid quotations per share as reported by the over-the-counter market. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions. The market for the common stock has been sporadic and there have been long periods during which there were few, if any, transactions in the common stock and no reported quotations. Accordingly, reliance should not be placed on the quotes listed below, as the trades and depth of the market may be limited, and therefore, such quotes may not be a true indication of the current market value of the Company’s common stock.

2010	HIGH	LOW
First Quarter	$0.15	$0.02
Second Quarter	$0.02	$0.01
Third Quarter	$0.01	$0.01
Fourth Quarter	$0.00	$0.00

2011	HIGH	LOW
First Quarter	$0.03	$0.01
Second Quarter	$0.01	$0.00
Third Quarter	$0.01	$0.00
Fourth Quarter	$0.03	$0.00

2012	HIGH	LOW
First Quarter	$0.02	$0.01
Second Quarter	$0.06	$0.01
Third Quarter	$0.05	$0.01

2013	HIGH	LOW
First Quarter	$0.03	$0.01
Second Quarter	$0.04	$0.01

On September 30, 2011, the closing price of our common stock as reported on the OTC Pink Sheets was $0.02 per share. There were 97 stockholders of record of our common stock, including 79 beneficial holders, and 67,868,234 shares of our common stock were issued and outstanding as of September 30, 2011.

Immediately prior to the completion of the Merger, the Registrant had 67,868,234 shares of common stock outstanding. As a result of the Merger, SoFit merged into the Company to become a subsidiary of the Registrant. Following the Merger, the Registrant has 145,668,234 shares of common stock outstanding which is inclusive of the 77,800,000 unissued common shares of the Registrant pursuant to the Deferred Share Issuance Agreement dated October 3, 2011.

At April 4, 2013, the closing price of our common stock as reported on the OTC Pink Sheets was $0.04 per share. There were with 149 stockholders of record of our common stock, including 123 beneficial holders, and 177,961,567 shares of common stock issued and outstanding as of April 4, 2013.

Equity Compensation Plan Information

The Company accounts for stock based awards in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and restricted stock awards.

The Company estimates the fair value of stock options granted using the Black-Scholes valuation model. This model requires the Company to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in Company’s consolidated statements of operations.

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior.

At September 30, 2011, there were no outstanding options to purchase, or securities convertible into our common stock, although the shareholders at a meeting held on July 14, 2008 approved an Incentive Stock Option Plan (under which no options have yet been granted) which would allow the Company to grant up to 7,500,000 incentive stock options to directors and employees at the board of directors’ discretion.

Dividend Policy

The Company did not pay any dividends on its Common Stock during the two years ended September 30, 2011 and September 30, 2010.  Pursuant to the laws of the State of Nevada, a corporation may not issue a distribution if, after giving its effect, the corporation would not be able to pay its debts as they became due in the usual course of business, or such corporation's total assets would be less than the sum of their total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  As a result, management does not foresee that we will have the ability to pay a dividend on our Common Stock in the near future.

RECENT SALES OF UNREGISTERED SECURITIES

On May 7, 2012, the Company issued 2,500,000 common shares as settlement of fees owing to consultants, 2,000,000 of the shares were issued to related and former related parties.

On May 9, 2012, 13,360,000 common shares were issued as the result of a private placement at a cost of $0.02 per share.

On May 29, 2012, 77,800,000 common shares were issued as a result of the reverse merger with SoFit Mobile Inc.

On June 21, 2012, the Company issued 8,416,667 common shares as the result of a private placement at a cost of $0.03 per share.

On April 2, 2013, the Company issued 8,016,666 as the result of a private placement at a cost of $0.02 per share.

The Company issued these shares in reliance upon the exemption from the registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

DESCRIPTION OF SECURITIES

General

The Company is currently listed for trading on the OTC Pink Sheets under the symbol "IAGM."

Common Stock

Following the Merger, the Registrant has 145,668,234 shares of common stock outstanding which is inclusive of the 77,800,000 unissued common shares of the Registrant pursuant to the Deferred Share Issuance Agreement dated October 3, 2011.

The Company is authorized to issue 200,000,000 common shares with a par value of $0.00001,  As at the date of issue of this Form 8-K, the Company has 177,961,567 common shares issued and outstanding.

Preferred Stock

None.

Dividend Policy

None.

Share Purchase Warrants

None.

Options

None.

Changes in Control

In conjunction with the signing of the Share Exchange in October 3, 2011, all of the directors and officers of IAG, excluding J. Graham Simmonds, resigned and were replaced by nominees of. As of October 7, 2011 the Board of Directors of IAG were made up of J. Graham Simmonds, Gary Schwartz, Marc Askenasi and Henry J. Kloepper. Marc Askenasi was also appointed Chief Executive Officer and President, effective as of October 7, 2011. Disclosure of these departures and appointments are set forth under Item 5.02 of this report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article XII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) will enter into an indemnification agreement with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any losses or expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

On May 17, 2012, with the approval of the Audit Committee of the Company’s Board of Directors, EFP Rotenberg, LLP was engaged as the Company's independent registered public accountant, to audit the Company’s financial statements for the fiscal years ended September 30, 2010 and September 30, 2011.

FINANCIAL STATEMENTS AND EXHIBITS

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

EFP Rotenberg LLP, which served as the Registrant and SoFit’s independent registered public accounting firm prior to the Merger, shall continue to serve in this position.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Pursuant to the Merger, the Registrant acquired SoFit through a share exchange and issuance of 77,800,000 common shares from the Company’s treasury, which constitutes approximately 53.4% of the Registrant’s issued and outstanding common stock after the consummation of the Merger. As a result, of the Merger, the newly appointed officers and directors have assumed the business and operations of SoFit.

In conjunction with the Merger, two out of the three directors and officers of IAG, John G. Simmonds (former Director, Chief Executive Officer and President) and Randy Barber (former Director), resigned from the Company, effective as of October 7, 2011. The Company replaced the Board of Directors with nominees of SoFit. Effective as of October 7, 2011, J. Graham Simmonds (a director prior to the merger) was appointed as Chairman of the Board of Directors; Gary Schwartz was appointed as Executive Vice Chairman of the Board of Directors; Marc Askenasi was appointed as Director, Chief Executive Officer and President; and Henry J. Kloepper was appointed as Director. Carrie J. Weiler remained as the Company’s Corporate Secretary. Disclosure of these departures and appointments are set forth under Item 5.02 of this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Director and Officer Resignations

Upon the closing of the Merger, John G. Simmonds (former Director, Chief Executive Officer and President) and Randy Barber (former Director) each tendered their resignations as directors and officers of IAG, effective as of October 7, 2011. Neither of the two director and officers who are resigning have expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices with regards to their resignation.

Director and Officer Appointments

In conjunction with the closing of the Merger, the Company appointed three new officers and directors: Gary Schwartz (Executive Vice Chairman of the Board of Directors), Marc Askenasi (Director, Chief Executive Officer and President) and Henry J. Kloepper (Director), effective as of October 7, 2011. In addition, J. Graham Simmons (a director prior to the merger) was appointed as Chairman of the Board of Directors, effective as of October 7, 2011.

Effective as of January 17, 2012, the Registrant appointed Gerald Goldberg as a Director of the Company.

Effective as of October 11, 2012, the Registrant appointed John Ryan as a Director of the Company.

As of the date of this Report, our Chief Executive Officer and President, Mr. Marc Askenasi, is compensated $15,000 per month for services provided to the Company and its subsidiary pursuant to the terms of a consulting agreement.  Our Interim Chief Financial Officer, Mr. J. Graham Simmonds, is compensated CDN $2,500 per month pursuant to the terms of a consulting agreement with the Company.

The Company compensates it directors with a monthly retainer of $1,500. The Chairman of the Board, Executive Vice Chairman and Chair of Audit receive an additional monthly retainer of $1,000 for a total of $2,500 per month.  All amounts payable to Directors in fiscal 2012 were accrued and remain outstanding, the amounts are recorded in “Due to related parties” on the balance sheet.

Biographical Information regarding the newly appointed officers and directors is set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as a result of the closing of the acquisition described under Item 2.01 of this Current Report on Form 8-K, the Registrant has ceased to be a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the acquisition and the business of the Registrant following the acquisition.  Information is contained in Item 2.01 which would be included in U.S. Securities and Exchange Commission Form 10.

ITEM 8.01 OTHER EVENTS

The Company has issued a number of press releases between January 13, 2010 and April 9, 2013 announcing various corporate events. As part of a process by which the Company intends to remediate a number of delinquent reports, the Company has attached all such press releases that have not yet been filed on Form 8-K with the U.S. Securities and Exchange Commission.

A copy of each press release is attached hereto from Exhibit 99.3 to 99.24 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are:

●	Audited financial statements of SoFit Mobile Inc. (A Development Stage Company) for the period from inception (January 22, 2010) through to September 30, 2011

(b)	Pro forma financial information

Filed herewith are:

●	Unaudited Consolidated Pro Forma Balance Sheet as of September 30, 2011 for InterAmerican Gaming Inc. and its subsidiaries
●	Unaudited Consolidated Pro Forma Statement of Operations for the year ended September 30, 2011 for InterAmerican Gaming Inc. and the year ended September 30, 2011 for SoFit Mobile Inc.

(c)	Exhibits

EXHIBIT	DESCRIPTION

3.1(i)(a)	Articles of Incorporation of LMC Capital Corp. (1)

3.2(i)(b)	Certificate of Amendment to Articles of Incorporation of LMC Capital Corp. (1)

3.3(i)(c)	Certificate of Amendment to Articles of Incorporation of LMC Capital Corp. (2)

3.4(ii)	Bylaws of LMC Capital Corp. (2)

10.1	Letter of Intent, by and among the Company and Baron Group Ventures, dated as of July 7, 2011.

10.2	Letter of Intent Extension, by and among the Company and Baron Group Ventures, dated as of August 23, 2011.

10.3	Share Exchange Agreement, by and among the Company, NOWPHIT Operations, Inc., Baron Group Ventures and the Shareholders of NOWPHIT Operations, Inc., dated as of October 3, 2011.

10.4	Secured Promissory Note, by and among the Company and NOWPHIT Operations, Inc., dated as of October 3, 2011.

10.5	General Security Agreement, by and among the Company and NOWPHIT Operations, Inc., dated as of October 3, 2011.

10.6	Deferred Share Issuance Agreement, by and among the Company and NOWPHIT Operations, Inc., dated as of October 3, 2011.

10.7	InterAmerican Gaming, Inc. Private Placement Subscription Agreement, dated as of May 9, 2012.

10.8	InterAmerican Gaming, Inc. Private Placement Subscription Agreement, dated as of June 21, 2012.

10.9	InterAmerican Gaming, Inc. Private Placement Subscription Agreement, dated as of April 2, 2013.

14.1	Code of Business Conduct of K-Tronik International Corp. (3)

99.1	Audited financial statements of SoFit Mobile, Inc. (A Development Stage Company) for the period from inception (January 22, 2010) through to September 30, 2011.

99.2	Unaudited consolidated profomas for InterAmerican Gaming, Inc. and SoFit Mobile, Inc.

99.3	Press Release dated January 13, 2010 from InterAmerican Gaming, Inc.

99.4	Press Release dated July 7, 2011 from InterAmerican Gaming, Inc.

99.5	Press Release dated July 19, 2011 from InterAmerican Gaming, Inc.

99.6	Press Release dated August 23, 2011 from InterAmerican Gaming, Inc.

99.7	Press Release dated October 7, 2011 from InterAmerican Gaming, Inc.

99.8	Press Release dated January 17, 2012 from InterAmerican Gaming, Inc.

99.9	Press Release dated January 31, 2012 from InterAmerican Gaming, Inc.

99.10	Press Release dated April 10, 2012 from InterAmerican Gaming, Inc.

99.11	Press Release dated April 11, 2012 from InterAmerican Gaming, Inc.

99.12	Press Release dated April 17, 2012 from InterAmerican Gaming, Inc.

99.13	Press Release dated May 2, 2012 from InterAmerican Gaming, Inc.

99.14	Press Release dated May 3, 2012 from InterAmerican Gaming, Inc.

99.15	Press Release dated May 10, 2012 from InterAmerican Gaming, Inc.

99.16	Press Release dated May 17, 2012 from InterAmerican Gaming, Inc.

99.17	Press Release dated May 29, 2012 from InterAmerican Gaming, Inc.

99.18	Press Release dated May 31, 2012 from InterAmerican Gaming, Inc.

99.19	Press Release dated June 13, 2012 from InterAmerican Gaming, Inc.

99.20	Press Release dated June 21, 2012 from InterAmerican Gaming, Inc.

99.21	Press Release dated July 19, 2012 from InterAmerican Gaming, Inc.

99.22	Press Release dated September 7, 2012 from InterAmerican Gaming, Inc.

99.23	Press Release dated September 25, 2012 from InterAmerican Gaming, Inc.

99.24	Press Release dated April 9, 2013 from InterAmerican Gaming, Inc.

(1)	Incorporated by reference to the Company’s Form 10-SB, filed with the U.S. Securities and Exchange Commission on September 28, 2000.
(2)	Incorporated by reference to the Company’s Form 10-QSB, filed with the U.S. Securities and Exchange Commission on November 7, 2000.
(3)	Incorporated by reference to the Company’s Form 10-KSB, filed with the U.S. Securities and Exchange Commission on December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERAMERICAN GAMING, INC.

Date: April 9, 2013	By:	/s/ Marc Askenasi
	Name: Title:	Marc Askenasi CEO, President and Director
(principal executive officer)